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EXHIBIT 23

    INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No.33-91904 and No. 333-24765 of Beazer Homes USA, Inc. on Form S-8 of our report dated November 1, 2000 incorporated by reference in the Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2000.

DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 21, 2000

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